UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2022

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square, Suite 2503 New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 200-5278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Director

On August 13, 2022, the Board of Directors (the “Board”) of SELLAS Life Sciences Group, Inc. (the “Company”) elected Katherine Bach Kalin as a member of the Board, effective immediately, to serve as a Class II director until the Company’s 2024 annual meeting of stockholders and thereafter until her successor is duly elected and qualified or until her earlier death, resignation or removal.

Ms. Kalin currently serves as a non-executive director on the boards of Genfit S.A. (NASDAQ: GNFT), a French, public biopharmaceutical company, where she serves on the Strategy and Alliances Committee, and two private companies, Brown Advisory LLC, an independent investment and strategic advisory firm (Audit & Finance Committees), and FemHealth Ventures, a venture capital firm that seeks to invest in women's health. She was a member of the board of directors of Athersys (NASDAQ: ATHX), a biotech focused on regenerative medicine from 2020 to 2022 (Audit and Compensation Committees) and Clinical Genomics, a private, biotech company dedicated to improving patient outcomes through early detection of colorectal cancer (Audit and Financial Risk Committee) from 2018 to 2021. She currently serves as a trustee for a not-for-profit organization, the Summit Foundation, a 501(c)(3) community foundation that fosters local philanthropy. Ms. Kalin has more than 25 years of experience in healthcare and professional services, most recently at Celgene, where she led Corporate Strategy from 2012 to 2017, and at Johnson & Johnson, where she held executive leadership roles in marketing, sales and new business development from 2002 to 2011. Prior to that, Ms. Kalin was a partner in the global healthcare practice at McKinsey & Co., from 1990 to 2002. Her healthcare industry experience spans pharmaceuticals, diagnostics, medical devices, and digital health. Earlier in her career, she served as a Manager in Corporate Finance at Nomura International in the U.K. and Japan from 1980 to 1984. She has a B.A. from Durham University, U.K. and an M.B.A. from Harvard Business School.

Ms. Kalin will be entitled to receive compensation for service as a director in accordance with the Company’s non-employee director compensation policy, as described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on April 25, 2022. In addition, Ms. Kalin was granted a non-qualified stock option to purchase 19,000 shares of the Company’s common stock, par value $0.0001, at an exercise price of $3.10 per share, the closing price of the Company’s common stock on last market trading day prior to the grant date. The award will vest and become exercisable one year from the grant date. In connection with her appointment to the Board, Ms. Kalin will enter into the Company’s standard form of indemnification agreement with its directors and officers.

The Board has determined that Ms. Kalin is an independent director under the relevant rules of the Securities and Exchange Commission and The Nasdaq Stock Market. There are no arrangements or understandings between Ms. Kalin and any other person pursuant to which she was appointed as a director of the Board. There have been no transactions in which the Company has participated and in which Ms. Kalin had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On August 16, 2022, the Company issued a press release announcing the appointment of Ms. Kalin to the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Sec

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	SELLAS Life Sciences Group, Inc. Press Release dated August 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date:	August 16, 2022	By:	/s/ Barbara A. Wood
			Name:	Barbara A. Wood
			Title:	Executive Vice President, General Counsel and Corporate Secretary